                                                                   EXHIBIT 10.10

                                    SUBLEASE



                    ENTERPRISE PROFIT SOLUTIONS CORPORATION,

                                   Sublessor


                                       to


                           RE:SOURCES CONNECTION LLC,

                                   Sublessee



                                  dated as of

                                 March 1, 2000

                                    SUBLEASE


THIS SUBLEASE is dated as of March 1, 2000 (the "Execution Date") between ENTERPRISE PROFIT SOLUTIONS CORPORATION, a Delaware corporation ("Sublessor") and RE:SOURCES CONNECTION LLC, a Delaware limited liability company("Sublessee"), and is entered into on the basis of the following facts, intentions and understandings:

A. Sublessor is the tenant under that certain Office Lease dated July 20,1998, as amended by that First Amendment to Lease dated January 8, 1999 (the "Master Lease"), with One Town Center Associates, a California general partnership, as the landlord (the "Landlord"), under which Sublessor leases those certain premises as described in the Master Lease (the Master Premises), which are located in that certain office building located at 695 Town Center Drive, Costa Mesa, California (the "Building").

B. Sublessee desires to sublease from Sublessor on the terms and conditions of this Sublease that portion of the Master Premises as described on attached Exhibit A (the "Premises") consisting of approximately 16,366 rentable square
---------
feet.

FOR GOOD AND VALUABLE CONSIDERATION, the adequacy and sufficiency of which is acknowledged, Sublessor and Sublessee agrees as follows:

ARTICLE 1.  BASIC TERMS AND CONDITIONS.  For purposes of this Sublease, the
            --------------------------
following terms shall have the following meanings:

  1.1    Execution Date:      March 1, 2000.

  1.2    Sublessor:           Enterprise Profit Solutions Corporation,
                              a Delaware corporation

  1.3    Sublessee:           Re:sources Connection LLC, a
                              Delaware limited liability company

  1.4    Landlord:            One Town Center Associates, a
                              California partnership

  1.5    Sublessor's Address
         For Rent:            Attention:  Mark Coleman
                              695 Town Center Drive, Suite 700
                              Costa Mesa, CA 92626-1924

     1.6    Sublessor's Address
            For Notices:                Attention:  Mark Coleman
                                        695 Town Center Drive Suite 700
                                        Costa Mesa, CA 92626-1924

     1.7    Sublessee's Address
            For Notices:                Attention: Steve Giusto
                                        695 Town Center Drive, Suite 600
                                        Costa Mesa, CA 92626-1924

     1.8    Master Lease:               The Lease, dated July 20, 1998 as
                                        amended by the First Amendment to Lease
                                        dated January 8, 1999.

     1.9    Building:                   The Building (as defined in the Master
                                        Lease) and commonly known as 695 Town
                                        Center Drive, Costa Mesa, California.

     1.10   Master Premises:            As described in the Master Lease.

     1.11   Premises:                   A portion of the Master Premises
                                        consisting of approximately 16,366
                                        square feet of net rentable area on the
                                        6th floor of the Building and more
                                        particularly described on the floor plan
                                        attached as Exhibit A.
                                                    ---------

     1.12   Commencement
            Date:                       May 1, 2000.

     1.13   Expiration Date:            April 30, 2005.

     1.14a  Extension Option:           One (1) option to extend Term for
                                        approximately fifty (50) months.

     1.14b  Base Rent:                  Period         Annual        Monthly
                                        ------         ------        -------

            Initial Term                 1-60        $451,701.60    $37,641.80
            Extension Period             61-110          FMV           FMV

     1.15   First Month's Rent:       $ 37,641.80

     1.16     Base Year:                         2000

     1.17     Security Deposit:                  $41,405.98

     1.18     Excluded Provisions:               See attached Exhibit B.
                                                              ---------

ARTICLE 2.  MASTER LEASE
            ------------

     2.1 Sublessor is the tenant under the Master Lease wherein Landlord (as defined in Section 1.4) leased to Sublessor the Master Premises (as defined in
Section 1.10) in the Building (as defined in Section 1.9) with respect to the Master Lease (as defined in Section 1.8) A true, correct and complete copy of the Master Lease has been delivered to Sublessee. For purposes of this Sublease, capitalized terms shall have the meaning ascribed to such terms in the applicable Section of Article 1 to this Sublease.

ARTICLE 3.  PREMISES.
            --------

     3.1 Sublessor hereby subleases to Sublessee, and Sublessee hereby takes and hires from Sublessor, on the terms and conditions set forth in this Sublease, the Premises (as defined in Section 1.11).

ARTICLE 4.  TERM.
            ----

     4.1  Initial Term. The Term of this Sublease shall, subject to the last
          ------------
sentence of this Section 4.1, commence on the Commencement Date and shall continue, unless otherwise sooner terminated in accordance with provisions of this Sublease or at law, until the Expiration Date (as defined in Section 1.13). If for any reason Sublessor does not deliver possession of the Premises ("Possession") to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability for such failure and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession; however, if Sublessor cannot deliver possession of the Premises to Sublessee by 5:00 p.m. on June 1, 2000, Sublessee may elect to either terminate this Sublease upon written notice to Sublessor given within five (5) days after such date (as such date may be extended), or extend the time for Sublessor to deliver the premises for not to exceed 30 days.

     4.2  Option to Extend Term.
          ---------------------

          4.2.1 Provided Sublessee is not in default under this Sublease, Sublessee shall have one (1) option to extend the Term of this Lease ("Extension Option") for the remainder of the term of the Master Lease (approximately fifty
(50) months) (the "Extension Period").

          4.2.2 The Extension Option shall be exercisable by Sublessee giving written notice ("Exercise Notice") to Sublessor no later than the later of (i) five days after Sublessee receives written notice of the determination of the FMRR under Section 5.3.3, or (ii) December 31, 2004.

          4.2.3 Before delivery of its Exercise Notice, Sublessee shall deliver to Sublessor at least 60 days before Sublessee intends to deliver its Exercise Notice, a notice of intent to exercise ("Notice of Intent") to allow for the determination of the FMRR (as defined in Section 5.3.2).

          4.2.4 Any extension of the Term of this Sublease shall be upon and subject to all of the terms and conditions set forth in the Lease except that the Base Rent shall be adjusted as provided in Section 5.3 below.

ARTICLE 5.  RENT.
            ----

     5.1  Base Rent.
          ---------

          5.1.1  Sublessee shall pay that amount of Base Rent as provided in
Section 1.14b to Sublessor without deduction, abatement, setoff, notice, or demand, at Sublessor's Address for Rent (as described in Section 1.5) or at such other place as Sublessor shall designate from time to time by notice to Sublessee, in lawful money of the United States of America.

          5.1.2 Sublessee shall pay to Sublessor, as rent for the first month of the Term, upon the execution of this Sublease, the First Month's Rent (as defined in Section 1.15) in respect of the Base Rent. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

     5.2  Additional Rent.  In addition to Base Rent and any other sums which
          ---------------
Sublessee may be obligated to pay pursuant to any other provision of this Sublease, Sublessee shall pay to Sublessor as additional rent hereunder all amounts payable by Sublessor under the Master Lease on account of real estate tax pass-throughs, operating expense pass-throughs and utility charges in excess of the total of those amounts for the Base Year (as defined in Section 1.16). For purposes of this Sublease, the amounts payable by Sublessee in addition to the Base Rent are sometimes hereinafter referred to as "Additional Rent".

     5.3  Rent During Extension Period.
          ----------------------------

          5.3.1  On the first day of the Extension Period ("Extension

Commencement Date"), the Base Rent shall become the greater of (i) the amount of the Base Rent in effect immediately prior to the commencement of the Extension Period, or (ii) the FMRR for the Premises.

          5.3.2 For purposes hereof the fair market rental rate for the Premises ("FMRR") shall mean the annual amount per rentable square foot that a willing subtenant would pay and a willing sublandlord would accept, at arms length, for a new fifty (50) month sublease on comparable terms and for comparable space in the Building and in other buildings in the vicinity of the Premises on a nonrenewal, nonexpansion, but sublease basis, for delivery on or about the Extension Commencement Date of the Extension Period, giving appropriate consideration to annual rental rates, the types of escalation clauses (including fixed increases, CPI increases, operating expense, property tax and other pass-throughs), free rent and other rent concessions, tenant improvements and/or condition of the respective premises, the size and location of the premises and other generally applicable lease terms for comparable premises and leases.

          5.3.3 Sublessor and Sublessee shall endeavor to reach agreement upon the FMRR for the Extension Period no later than fifteen (15) days after Sublessee's delivery of the Notice of Intent under Section 4.2.3. If within such 15-day period the parties have been unable to agree upon the FMRR, then the FMRR shall be determined in the following manner. Within 10 days after expiration of the 15-day period, each party shall select one broker, which two brokers shall together promptly select a third broker within ten (10) days. The three brokers so selected shall, within 20 days after the selection of the last broker, render their determination of the FMRR of the Premises for the Extension Period based upon the criteria set forth in Section 5.3.2 above and deliver written notice of such determination to both Sublessor and Sublessee. Each party shall pay the fees of the broker selected by it and one-half of the fees of the third broker. The FMRR shall be the middle determination if the high and low determination are equidistant from such middle determination or shall otherwise be the average of the amounts determined by those two brokers whose determinations are closest in value.

          5.3.4 Any broker selected pursuant to this paragraph 4.2, shall be California licensed real estate agent, and shall have at least five years experience in leasing commercial office space in the South Coast Metro market area. If either Sublessor or Sublessee fails to appoint a broker within the time required above, then the qualified broker selected by the other party shall determine the FMRR for the applicable Extension Period and the determination of that one broker shall be binding on both parties.

     5.4  Rent Defined.  All monetary obligations of Sublessee to Sublessor
          ------------
under the terms of this Sublease, except for the Security Deposit, parking, and telephone usage payments, but including Base Rent and Additional Rent are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

ARTICLE 6.  USE OF PREMISES.
            ---------------

     6.1  Use.  The Premises shall be used and occupied for general business
          ---
office purposes only and otherwise to the extent permitted pursuant to the terms of the Master Lease and for no other use or purpose.

     6.2  Compliance.  Sublessor warrants that the improvements on the Premises
          ----------
comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the Commencement Date. Said warranty does not apply to the use to which Sublessee will put the Premises or to any alterations or utility installments made or to be made by Sublessee. NOTE. Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, or in the event that the Applicable Requirements are hereafter changes, the rights and obligations of Sublessor and Sublessee shall be as provided in the Master Lease.

     6.3  Acceptance of Premises and Master Lease.  Sublessee acknowledges that:
          ---------------------------------------

          (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with the Americans with Disabilities Act (ADA) and other Applicable Requirements), and their suitability for Sublessee's intended use;

          (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises; and

          (c) neither Sublessor nor Sublessee's agent, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

ARTICLE 7.  ASSIGNMENT AND SUBLETTING.
            -------------------------

     7.1  Consent Required.  In addition to satisfying the requirements of the
          ----------------
Master Lease, Sublessee shall not, without the prior written consent of the Landlord and the Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, by operation of law or otherwise, assign, mortgage, pledge, encumber or in any manner transfer this Sublease, or any part thereof or any interest of Sublessee hereunder or sublet or permit the Premises or any part thereof to be used or occupied by others.

     7.2  Transfer's Without Landlord's Consent.  Notwithstanding the foregoing,
          -------------------------------------
Sublessee may, without Landlord's and Sublessor's prior consent, assign this Lease or sublet all or any portion of the Premises to any corporation, partnership, limited liability company, trust, association or other business organization which directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with Sublessee ("Sublessee's Affiliate"), or which is a successor by merger, consolidation, corporate reorganization or acquisition of all or substantially all of the assets of, or equity ownership interest in Sublessee or Sublessee's Affiliate, including without limitation, pursuant to an initial public offering, provided that any such successor by merger, consolidation, corporate reorganization, acquisition of assets, sale, issue or transfer, has a net worth at time of such merger, consolidation, reorganization, acquisition, sale, issue or transfer equal to or greater than the lesser of (A) the net worth of Sublessee immediately proceeding such assignment or sublease, or (B) the net worth of Sublessee as of the Commencement Date, and Landlord and Sublessor receive prior notice of such assignment or sublease.

ARTICLE 8.  APPLICATION OF OTHER PROVISIONS OF MASTER LEASE.
            -----------------------------------------------

     8.1  Incorporation of Master Lease Provisions.  All applicable terms and
          ----------------------------------------
conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the "Landlord" thereunder (except that for purposes of the insurance to be provided and indemnities given by Sublessee, both Landlord and Sublessor shall be included); Sublessee, the "Tenant" thereunder; the Premises, the "Premises" thereunder; and this Sublease, the "Lease" thereunder, except for those Excluded Provisions as described in attached Exhibit B.
         ---------

     8.2  Sublessor's Efforts.  In connection with the incorporation of the
          -------------------
Master Lease, the term "Landlord" shall be deemed, for the purposes of this Sublease, to mean "Sublessor shall use its best efforts, without, however, incurring any liabilities or expenses not otherwise provided for in the Master Lease or this Sublease, to ensure that Landlord" whenever such a modification is required so that an incorporated provision reflects the agreement of the parties hereto as expressed in this Article 8. Sublessor covenants not to allow or permit the early termination of the Master Lease without Sublessee's prior written consent, which may be withheld in its sole discretion.

     8.3  Sublessor's Obligations to Tenants.  Sublessee assumes and agrees to
          ----------------------------------
perform the Sublessor's obligations under the Master Lease to the extent incorporated herein during the Term and to the extent such obligations are applicable to the Premises, except that the obligation to pay rent to Landlord under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Article 5 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Sublessee. Except as may otherwise be specifically provided herein, if the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination, except that Sublessor shall be permitted to agree with Landlord to terminate the Master Lease without liability to Sublessee provided Landlord is prepared to enter into a direct lease with Sublessee on the same economic terms as contained in this Sublease. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the Building or project of which the Premises are a part or otherwise, Sublessor shall exercise such right only after first obtaining written approval from, and consulting with, Sublessee.

     8.4  Landlord's Default.  If Landlord shall default in any of its
          ------------------
obligations to Sublessor with respect to the Premises, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Landlord, but Sublessor shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Landlord. If, after written request from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Landlord with respect to the Premises within a reasonable period of time considering the nature of Landlord's default, Sublessee shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublessor under the Master Lease hereby are conferred upon and assigned to Sublessee and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such action against Landlord in Sublessee's name shall be barred by reason of lack of privity, non-assignability or otherwise, Sublessee may take such action in Sublessor's name and provided Sublessee has obtained the prior written consent of Sublessor which consent shall not be unreasonably withheld, conditioned or delayed. The failure of Landlord to make such repairs, comply with such obligations or provide any such services and/or utilities shall not result in any claim or right of action of Sublessee against Sublessor or entitle Sublessee to withhold or otherwise reduce any rent or other payments to be made to Sublessor pursuant to the terms of this Sublease, unless (i) Sublessor is in default under the Master Lease or this Sublease, or (ii) Sublessor is permitted to withhold or reduce rent under the Master Lease.

     8.5  Conflict.  If there is any conflict between the terms and provisions
          --------
of this Sublease and the terms and provisions of the Master Lease, the terms and provisions of this Sublease shall control if the terms and provisions of this Sublease are more restrictive than the terms and provisions of the Master Lease and such interpretation does not cause a default under the Master Lease, otherwise the terms and provisions of the Master Lease shall control.

ARTICLE 9.  BROKER.
            ------

     9.1 Sublessor is obligated to pay a brokerage fee pursuant to separate agreement to CB Richard Ellis and the Gibson Company (each a "Broker"). Except as provided by the foregoing, each party warrants and represents to the other that such party dealt with no other broker in connection with this sublease transaction and, to that party's knowledge, no other broker is entitled to a commission in connection herewith. Each party agrees to indemnify and save harmless from and against any and all loss, damage, cost and expense, including reasonable attorneys' fees, arising as a result of such party's representation set forth in the first sentence of this Section 9.1 being inaccurate.

ARTICLE 10.  ATTORNEYS' FEES.
             ---------------

     10.1. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

ARTICLE 11.  NOTICES.
             -------

     11.1 All notices and demands which may be or are required or permitted to be given by either party to the other hereunder shall be in writing and shall be deemed received three business days after mailing. All notices and demands under the Sublease shall be sent by a recognized commercial carrier, addressed to the intended party at the address set forth in the applicable subsection of
Article 1 above , or to such other place as Sublessee may from time to time designate in a notice to Sublessor.

ARTICLE 12.  SUBLESSOR'S CONSENT.
             -------------------

     12.1 Sublessor and Sublessee covenant and agree that wherever Landlord's consent or approval is required under the terms of the Master Lease, Sublessee must obtain both Landlord's and Sublessor's consent or approval (as the case may be) to such act and it shall be a condition precedent to Sublessor's obligation to consider consenting to or approving such act that Sublessee first obtain Landlord's consent or approval (as the case may be). If the Landlord does not give its consent or approval (as the case may be) to such act, Sublessee acknowledges and agrees that Sublessor may arbitrarily and unreasonably withhold, condition or delay its consent to such act. If Landlord gives its consent or approval (as the case may be) to such act, Sublessor shall (except as otherwise specifically set out in this Sublease to the contrary) also consent or approve such act.


ARTICLE 13.  CONSENT AND NONDISTURBANCE BY LANDLORD.
             --------------------------------------

     13.1 This Sublease shall be of no force or effect unless Sublessor receives a written consent to this Sublease, in form and substance reasonably satisfactory to Sublessor and Sublessee in all respects, from the Landlord within thirty (30) days after execution hereof by both Sublessor and Sublessee. In connection therewith, Sublessee shall, (a) upon the request of Sublessor, promptly furnish to Sublessor all information pertaining to the Sublessee reasonably requested by Landlord pursuant to the terms of the Master Lease, and
(b) reasonably cooperate with Sublessor in its efforts to obtain written consent to this Sublease from Landlord.

     13.2 Sublessor shall incur no liability in the event the consent of the Master Lessor cannot be obtained.

     13.3 In the event that Master Lessor does give such consent then:

          13.3.1 Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

          13.3.2 The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

          13.3.3 The consent to this Sublease shall not constitute consent to any subsequent subletting or assignment.

          13.3.4 Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability. A month-to-month tenancy of less than 50% of the subleased space shall not be considered to be a sublease by Sublessee.

     13.4 Upon the request of Sublessee, which may be exercised in its sole discretion, and as a condition to the effectiveness of this Sublease for Sublessee's benefit, Landlord shall deliver to Sublessee a nondisturbance agreement (in form and substance reasonably satisfactory to Sublessee) under which Landlord agrees not to disturb Sublessee's tenancy so long as Sublessee is not in default under this Sublease notwithstanding that Sublessor may be in default under the Master Lease.


ARTICLE 14.  SUBORDINATION TO MASTER LEASE.
             -----------------------------

     14.1 Sublessee acknowledges and agrees that this Sublease and the estate hereby granted are subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Master Lease and to all leases, mortgages, encumbrances and other agreements and/or matters to which the Master Lease is now or may hereafter become subject and subordinate. This clause shall be self-operative and no further instrument of subordination shall be required. Sublessee shall, however, execute any certificates confirming such subordination which Sublessor may request within ten (10) days after receipt of such request, provided Landlord delivers to Sublessee its nondisturbance agreement in commercially reasonable form. Sublessee also agrees that this Sublease shall be subject and subordinate to the Master Lease as the same may hereafter be amended or modified; provided, however, that no such amendment or modification shall either increase the obligations of Sublessee hereunder or adversely affect Sublessee's rights, powers or privileges hereunder.

ARTICLE 15.  SUBLESSOR'S REPRESENTATIONS AND WARRANTIES.
             ------------------------------------------

     15.1 Sublessor represents and warrants to Sublessee that the following are true and correct as of the date hereof:

          (i) except as indicated herein, the Master Lease is unmodified and in full force and effect, and Sublessor's leasehold estate with respect to the Premises has not been assigned, mortgaged, pledged, encumbered, or otherwise transferred or sublet, in whole or in part except to Sublessee;

          (ii) the Master Lease evidences the entire written agreement with respect to the Premises between Sublessor and Landlord;

          (iii) all rent and additional rent billed to date and payable by Sublessor, as "Tenant" under the Master Lease, has been paid, and Sublessor, as "Tenant" under the Master Lease, will continue to make all payments as they become due and payable under the Master Lease, provided Sublessee is not in default hereunder;

          (iv) Sublessor has received no written notice from Landlord of default by Sublessor under the Master Lease which remains uncured; and

          (v) Sublessor, to the best of Sublessor's knowledge, is not in default under the Master Lease.

     The aforesaid representations and warranties shall be deemed repeated as of the Commencement Date.

ARTICLE 16.  PARKING.
             -------

     16.1 A total of 65 parking spaces shall be available for Sublessee and its employees, with 10 reserved spaces located in the subterranean parking garage at 695 Town Center Drive, and 10 reserved spaces and 45 unreserved spaces located in the One Town Center parking structure. All parking rights to be granted upon approval by Master Lessor who will bill all charges for the aforementioned parking spaces to Sublessor. Sublessor will invoice Sublessee on a monthly basis for all parking charges associated with the parking spaces assigned to Sublessee. All charges for the aforementioned parking spaces are due and payable by Sublessee upon its receipt of the monthly parking invoice.

ARTICLE 17.  OFFICE FURNITURE/MODULAR FURNITURE SYSTEMS.
             ------------------------------------------

     17.1 Sublessor will leave office furniture and modular furniture systems as currently displayed in the Premises in its "as is" condition. Such office furniture and modular furniture systems are identified on attached Schedule 1.
                                                                   ----------
Sublessee shall have the use of all office furniture and modular furniture systems during the Term. At the end of the Term, in consideration for the payment of $1.00, Sublessee shall have the right to buy all office furniture and modular furniture systems.

ARTICLE 18.  TELEPHONE/"PBX"/LAN.
             -------------------

     18.1 Sublessee shall have the right, but not the obligation, to purchase and/or rent from Sublessor, telephone sets, and telephone service from the "PBX" System/Computer and voice mail system, computer, and/or LAN equipment. If Sublessee elects to exercise its option to purchase and/or rent the equipment and/or services described herein, the terms of such purchase/rental will be reasonably agreed to by Sublessor and Sublessee under a separate agreement as soon as practicable after Sublessee's election.

ARTICLE 19.  OPTION TO SUBLEASE EXPANSION SPACE.
             ----------------------------------

     19.1 Sublessee shall have the option to lease the balance of the sixth floor (approximately 2,682 rentable square feet) of the Building ("Expansion Space"), which shall become a part of the Premises, under all of the terms of this Sublease, including without limitation, all provisions addressing rent, except that the monthly Base Rent shall be increased by an amount equal to the then rentable square foot rate of the Premises multiplied by the number of rentable square feet within the Expansion Space. Sublessee's option under this Section 19.1 shall be exercised in writing within 30 days after Sublessor notifies Sublessee that it has leased the Expansion Space under the terms of the Master Lease (see Section 1(g) of the First Amendment). If such option is not exercised within such 30-day period, Sublessee's option shall be deemed terminated. Sublessee may only exercise the option under this Section 19.1 if Sublessee is not in default under this Sublease.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date hereof.

                                   SUBLESSOR:

                                   ENTERPRISE PROFIT SOLUTIONS
                                   CORPORATION, a Delaware corporation

                                        /s/ Mark C. Coleman
                                   By:  ___________________________
                                        Mark C. Coleman, its Executive
                                        Vice President/CFO


                                   SUBLESSEE:

                                   RE:SOURCES CONNECTION LLC, a Delaware
                                   limited liability company

                                        /s/ Donald B. Murray
                                   By:  ___________________________
                                        Donald B. Murray, its Chief
                                        Executive Officer

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